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[As filed by the Department of State of the State of New York on June 11, 1998]


                            CERTIFICATE OF AMENDMENT
                                     of the
                          CERTIFICATE OF INCORPORATION
                                       of
                              WOOLWORTH CORPORATION

                Under Section 805 of the Business Corporation Law



         We, the undersigned, Gary M. Bahler and Sheilagh M. Clarke, being, respectively, the Vice President and Secretary and the Assistant Secretary of Woolworth Corporation, a corporation organized under the laws of the State of New York (the "Corporation"), do hereby state and certify that:

         1.       The name of the Corporation is Woolworth Corporation.

         2. The Certificate of Incorporation of the Corporation was filed by the Department of State on April 7, 1989.

         3. The Certificate of Incorporation is hereby amended, as authorized by
Section 801 of the Business Corporation Law of the State of New York, to change the name of the Corporation (in Article FIRST of such Certificate of Incorporation). To effect such amendment, Article FIRST of the Certificate of Incorporation is hereby amended to read, in its entirety, as follows:

                  "FIRST -- The name of the corporation is Venator Group, Inc. (hereinafter called the 'Corporation')."

         4. The amendment of the Certificate of Incorporation set forth above was authorized by vote of the Board of Directors at a meeting duly called and held on March 11, 1998, a quorum being present, followed by the required vote of the holders of a majority of all outstanding shares of the Corporation entitled to vote thereon at the annual meeting of shareholders of the Corporation which was duly called and held on June 11, 1998, a quorum being present.

         IN WITNESS WHEREOF, we have executed and subscribed this Certificate of Amendment of the Certificate of Incorporation of the Corporation and do affirm the foregoing as true under the penalties of perjury as of this 11th day of June 1998.


/s/ Gary M. Bahler                              /s/ Sheilagh M. Clarke
------------------                              ----------------------
Gary M. Bahler                                  Sheilagh M. Clarke
Vice President and Secretary                    Assistant Secretary

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